UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2025

Commission	Registrant; State of Incorporation;			I.R.S. Employer
File Number	Address; and Telephone Number			Identification No.

1-3141	JERSEY CENTRAL POWER & LIGHT COMPANY			21-0485010
	(A	New Jersey	Corporation)
	300 Madison Avenue
	Morristown	NJ	07962
	Telephone	(800)	736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2025, the Board of Directors of Jersey Central Power & Light Company (the “Company” or “JCP&L”) appointed Lisa Schultz as controller and principal accounting officer of the Company, to be effective as of October 1, 2025 (the “Transition Date”).

Ms. Schultz, age 40, served as Corporate Finance Director at Hillenbrand, Inc. from October 2022 through August 2025. Ms. Schultz also served more than fourteen years at PricewaterhouseCoopers LLP in a variety of roles, including most recently as Assurance Director from April 2019 through October 2022.

In addition to her role at JCP&L, Ms. Schultz will dedicate a significant portion of her time to work for FirstEnergy Corp. (“FE”) and other FE subsidiaries.

Ms. Schultz will succeed Tracy Ashton, who will step down from her role as the Company’s controller and principal accounting officer, effective as of the Transition Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 29, 2025

JERSEY CENTRAL POWER & LIGHT COMPANY
Registrant

By:	/s/ Teresa Reed
Teresa Reed Vice President, State Finance and Regulatory